EXHIBIT 10.2
FORM OF
STOCK OPTION AGREEMENT
20__ GRANT
Name: xxxxxx
$ Granted: $ xxx,xxx

THIS AGREEMENT, dated as of March 1, 20__, (“Grant Date”) is between Mastercard Incorporated, a Delaware Corporation (“Company”), and you (the “Employee”). Capitalized terms that are used but not defined in this Agreement have the meanings given to them in the 2006 Long Term Incentive Plan, as amended (“Plan”).
WHEREAS, the Company has established the Plan, the terms of which are made a part hereof;
WHEREAS, the Human Resources and Compensation Committee of the Board of Directors of the Company (“Committee”) has approved this grant under the terms of the Plan;
NOW, THEREFORE, the parties hereby agree as follows:
1.    Grant of Stock Options.
Subject to the terms and conditions of this Agreement and of the Plan, the Company hereby grants to the Employee a nonqualified stock option (“Stock Option”) to purchase from time to time all or any part of >xxxx< common shares of the Company’s Class A Common Stock (“Common Shares”), as reflected in the Employee’s grant statement, the terms of which are incorporated as part of this Agreement, at a price per share equal to 100 percent of the Fair Market Value of the Common Shares (the closing price) on the Grant Date.
2.    Exercise.
This Stock Option is exercisable from the date and to the extent that the Employee’s interest in the Stock Option is vested, but in no event earlier than seven months after the Grant Date (other than in the case of the Employee’s death, as set forth in Section 3(b) below), until the date the term of the Stock Option expires under Section 4 below. The Employee’s interest in the Stock Option may be exercised only by delivering notice of exercise, in the form prescribed by the Company, to the Company or its designated agent, and paying the full exercise price for the shares and the full amount of any Tax-Related Items required to be withheld. Unless otherwise set forth in an addendum to this Agreement for Participants who work or reside in or relocate to a country outside the United States (“Addendum”), the exercise price may be paid by delivery of cash or a certified check, delivery of Common Shares already owned by the Employee, or by delivery of cash by a broker-dealer as a “cashless” exercise. Special rules will apply to the payment of the exercise price and any Tax-Related Items by Participants who are subject to Securities and Exchange Commission Rule 16b-3. Common Shares issued on exercise of the Stock Option shall be unrestricted Common Shares. As a condition of the Employee’s right to exercise the Stock Option, the Employee shall be required to execute and comply with any Mastercard LTIP Non-Competition Agreement that the Company requires for the Employee to be eligible to participate in the Plan and to execute any other documents required by the Committee pursuant to this Agreement.
3.    Vesting.

Vest Date	Vest Quantity
March 1, 20__	One third (33.33%)
March 1, 20__	One third (33.33%)
March 1, 20__	One third (33.33%)

(a)    Subject to (b) and (c) below, the interest of the Employee in the Stock Option shall vest with respect to one third (33.33%) of the Stock Option on each of the first, second and third anniversaries of the Grant Date, conditioned upon the Employee’s continued employment with the Company or an Affiliated Employer as of each vesting date. In the event of the Employee’s Termination of Employment with the Company or an Affiliated Employer for any reason other than as set forth in (b) or (c), the unvested portion of the Stock Option shall be forfeited. A transfer of Employee’s employment among the Company and any Affiliated Employer shall not be treated as a Termination of Employment hereunder.
(b)    In the event that the Employee’s employment with the Company or an Affiliated Employer terminates by reason of the Employee’s death after the Grant Date, 100 percent of the Employee’s interest in the Stock Option shall vest and become immediately exercisable. In the event of the Employee’s Termination of Employment with the Company or an Affiliated Employer due to Disability or Retirement seven months or longer after the Grant Date, unless circumstances exist at the time of Termination of Employment that would constitute Cause, the Employee’s interest in the Stock Option shall continue to vest and become exercisable as if there was no Termination of Employment.
(c)    In the event of the Employee’s Termination of Employment by the Company or an Affiliated Employer, or successor thereto, without Cause six months preceding or two years following a Change in Control, 100 percent of the Employee’s then unvested interest in the Stock Option shall vest upon the later of the Employee’s termination date or the Change in Control.
4.    Term and Termination.
The Stock Option shall expire on the earlier of (i) the tenth anniversary of the Grant Date, or (ii) in the case of a Stock Option that has vested at the time of an Employee’s Termination of Employment other than by death, Disability, or Retirement, 120 days from the date of the Employee’s Termination of Employment. In the event an Employee’s Termination of Employment is due to death, Disability, Retirement, or is in connection with a Change in Control under the circumstances specified in Section 3(c) above, the Stock Option shall expire on the tenth anniversary of the Grant Date. Expiration on a date shall occur as of the closing time of regular trading on the market on which the Company’s Common Shares are traded on that date or, if that date is not a date on which such market is open for trading, as of the closing time of regular trading on the market on which the Company’s Common Shares are traded on the immediately preceding trading date. The Employee is solely responsible for any election to exercise the Stock Option, and the Company has no obligation to provide notice to the Employee of any matter, including, but not limited to, the date the Stock Option terminates. Neither the Company nor any Affiliated Employer has any liability in the event of the Employee’s failure to timely exercise any vested Stock Option prior to its expiration.

5.    Transfer Restrictions.
Other than by will or by the laws of descent and distribution, the Stock Option may not be sold, assigned, margined, transferred, encumbered, conveyed, gifted, hypothecated, pledged, or otherwise disposed of and may not be subject to lien, garnishment, attachment or other legal process, except as expressly permitted by the Plan. During the Employee’s lifetime, the Stock Option is exercisable only by the Employee.
6.    Stockholder Rights.
Prior to the time that the Company has issued Common Shares on an Employee’s exercise of the Employee’s interest in his or her Stock Option, the Employee will not be deemed to be the holder of, or have any of the rights of a holder with respect to, any Common Shares deliverable with respect to such Stock Option.
7.    Changes in Stock.
In the event of any change with respect to outstanding Common Shares contemplated by Section 4.6(1) of the Plan, the Stock Option may be adjusted in accordance with Section 4.6(1) of the Plan.
8.    Compliance with Law.
No Common Shares will be delivered to the Employee upon the Employee’s exercise of his or her interest in the Stock Option unless counsel for the Company is satisfied that such delivery will be in compliance with all applicable laws, including, without limitation, any rule, regulation or procedure of the U.S. national securities exchange upon which the Company’s Common Shares are traded or any listing agreement with any such securities exchange, or any other requirement of law or of any administrative or regulatory body having jurisdiction over the Company or an Affiliated Employer.
9.    Death of Employee.
In the event of the Employee’s death, the Stock Option shall be exercisable by the executor or administrator of the Employee’s estate or the person to whom the Stock Option has passed by will or the laws of descent and distribution in accordance with Section 5 of this Agreement.
10.    Taxes.
The Employee shall be liable for any and all taxes, including income tax (including U.S. federal, state and local taxes and/or non-U.S. taxes), social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items (“Tax-Related

Items”), arising out of the transfer of Common Shares on exercise of the Stock Option or any other taxable event in connection with the Stock Option.
Prior to any such taxable event, the Employee (or the Employee’s estate) shall pay or make adequate arrangements satisfactory to the Company or, if different, the Employee’s employer (the “Employer”) to meet the Company’s or the Employer’s withholding obligations for Tax-Related Items. In this regard, the Employee may satisfy such Tax-Related Items obligations by delivery of cash or a certified check or delivery of cash by a broker-dealer as part of a “cashless” exercise. The Company is also authorized to deduct from the total number of Common Shares the Employee is to receive on exercise of the Stock Option, a number of Common Shares with a total value equal to the amount necessary to satisfy any such withholding obligation. If the Tax-Related Items withholding is satisfied by withholding in Common Shares, for tax purposes, the Employee is deemed to have been issued the full number of Common Shares subject to the exercised Stock Option, notwithstanding that a number of the Common Shares is held back solely for the purpose of paying the Tax-Related Items.
Alternatively, provided the Employee is not subject to Securities and Exchange Commission Rule 16b-3, the Company may sell or arrange for the sale of a sufficient number of Common Shares issued to the Employee upon exercise of the Stock Option to meet the Tax-Related Items withholding obligation.
The Company (or, as applicable, the Employer) may withhold or account for Tax-Related Items by considering statutory withholding rates or other applicable withholding rates, including maximum rates applicable in the Employee’s jurisdiction(s), and will do so using the information in its applicable systems and other business records at the time of such withholding event. In the event of over-withholding in or through sale of Common Shares, the Employee may receive a refund from the local tax authorities of any over-withheld amount in cash and will have no entitlement to the Common Share equivalent. In the event the withholding deducted is less than the Tax-Related Items for which the Employee is liable, the Employee may be required to pay any additional Tax-Related Items directly to the applicable tax authority or to the Company and/or the Employer.
The Employee agrees to pay to the Company or the Employer, including through withholding from the Employee’s wages or other cash compensation paid to the Employee by the Company and/or the Employer, any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Employee’s participation in the Plan that cannot be satisfied by the means previously described.
Finally, the Employee acknowledges that the ultimate liability for all Tax-Related Items legally due by the Employee is and remains the Employee’s responsibility, regardless of any withholding by the Company or the Employer, and that the Company and the Employer: (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Stock Option, including the grant of the Stock Option, the vesting of the Stock Option, the exercise of the Stock Option, the subsequent sale of any Common Shares acquired pursuant to the Stock Option, or the receipt of any dividends; and (b) do not commit to structure the terms of the grant or any aspect of the Stock Option to reduce or eliminate the Employee’s liability for Tax-Related Items. The Company may refuse to issue or deliver the Common Shares, or the proceeds of the sale of Common Shares, if the Employee fails to comply with the Employee’s obligations in connection with the Tax-Related Items.

11.    Discretionary Nature of Plan.
The Employee acknowledges and agrees that the Plan is discretionary in nature and may be amended, cancelled, or terminated by the Company, in its sole discretion, at any time. The grant of a Stock Option under the Plan is a one-time benefit and does not create any contractual or other right to receive a grant of a Stock Option, other awards under the Plan, or benefits in lieu of such awards in the future. Future grants, if any, will be at the sole discretion of the Company, including, but not limited to, the timing of any grant, the number of Stock Options granted, and vesting provisions.
12.    Section 409A.
The Stock Option is not intended to provide for a “deferral of compensation” within the meaning of Section 409A of the Internal Revenue Code (“Section 409A”) and shall be interpreted, administered and construed in a manner consistent with that intent. To the extent the Company determines that this Agreement is subject to Section 409A, but does not conform with the requirements of Section 409A the Company may at its sole discretion amend or replace the Agreement to cause the Agreement to be exempt from or comply with Section 409A. The Company makes no representation that the Agreement is exempt from or complies with Section 409A and makes no undertaking to preclude Section 409A from applying to the Agreement. The Company will have no liability to the Employee or to any other party if the Agreement that is intended to be exempt from or compliant with Section 409A is not so exempt or compliant or for any action taken by the Company with respect thereto.
13.    Consent to On-Line Grant and Acceptance.
The Employee acknowledges and agrees that, as a term of this Stock Option grant, any grant, communication, acceptance of such grant, or exercise of such grant, is permitted to be made and processed through the on-line system operated and maintained for this purpose. The Employee further acknowledges and agrees that execution of any documents through such system shall have the same force and effect as if executed in writing.
14.    Recoupment Policy.
As an additional condition of receiving the Stock Option, the Employee agrees that the Stock Option and any benefits the Employee may receive hereunder shall be subject to forfeiture and/or repayment to the Company: (a) to the extent required under the terms of any recoupment or “clawback” policy adopted by the Company and in effect as of the Grant Date; (b) to comply with any recoupment requirement imposed under applicable laws, rules, regulations or stock exchange listing standards, including, without limitation pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; and/or (c) in the event the Employee engages in misconduct which has or might reasonably be expected to have material reputational or other harm to the Company, provided that in such case the Company will not seek to recover Stock Options that became fully vested more than three years before the date the detrimental behavior was discovered or the date the full impact of the misconduct was known, as determined by the Committee. A recovery under this Section 14 can be made by withholding compensation otherwise due to the Employee, by cancelling vested or unvested Stock Options or by such other means determined appropriate by the Committee. The Recoupment Policy set forth in this Section 14 shall be applied by the Committee, at its discretion, to the maximum extent permitted under applicable law.

15.    Miscellaneous.
(a)    The parties agree to execute such further instruments and to take such action as may reasonably be necessary to carry out the intent of this Agreement.
(b)    Any notice required or permitted hereunder that is not covered by Section 13 above shall be given in writing and shall be deemed effectively given upon delivery to the Employee at the address then on file with the Company or upon delivery to the Company at 2000 Purchase Street, Purchase, New York 10577, Attn: EVP, Total Rewards.
(c)    Neither the Plan nor this Agreement nor any provisions under either shall be construed so as to grant the Employee any right to remain in the employ of the Company or an Affiliated Employer. Neither the Plan nor this Agreement shall interfere with the rights of the Company or an Affiliated Employer, as applicable, to terminate the employment of the Employee and/or take any personnel action affecting the Employee without regard to the effect which such action may have upon the Employee as a recipient or prospective recipient of any benefits under the Plan or this Agreement.

The value of the Stock Option granted hereunder is an extraordinary item of compensation outside the scope of the Employee’s terms and conditions of employment and/or employment contract, if any. As such, the Stock Options granted hereunder are not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension, or retirement benefits or similar payments.
(d)    The Company reserves the right to impose other requirements on the Stock Option, any Common Shares acquired or payment made pursuant to the Stock Option, and the Employee’s participation in the Plan, to the extent the Company determines, in its sole discretion, that such other requirements are necessary or advisable. Such requirements may include (but are not limited to) requiring the Employee to sign any agreements or undertakings that may be necessary to accomplish the foregoing.
(e)    Notwithstanding any provisions in this Agreement, the Stock Option will be subject to any country-specific terms set forth in the Addendum for the Employee’s country of residence or employment. Moreover, if the Employee relocates to one of the countries included in the Addendum, the terms for such country will apply to the Employee, to the extent the Company determines that the application of such terms is necessary or advisable. The Addendum constitutes part of this Agreement.
(f)    The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable. Further, upon a determination that any term or other provision of this Agreement is illegal or otherwise incapable of being enforced, such term or other provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the illegal or unenforceable term or provision.
(g)    This Agreement, along with the incorporated grant statement, an executed Mastercard LTIP Non-Competition Agreement, and any special provisions for the Employee’s country of residence or employment, as set forth in the applicable

Addendum, constitutes the entire agreement of the parties with respect to the subject matter hereof.

By /s/ _____________________________________

Name:
Title: